EXHIBIT 23.1

September 2, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Cuba Business Development Group, Inc. on Form S-1/A of our audit report, dated March 25, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of November  30, 2009 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and this Prospectus.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV
September 2, 2010